UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Washington Street, Suite 912, Norwalk, CT	06854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable
(Former name or former address, if changed since last report)

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A for WebMediaBrands Inc. amends our Current Report on Form 8-K initially filed with the Securities and Exchange Commission on May 17, 2011. (the “Original Filing”).  This Amendment No. 1 is being filed to amend Item 9.01 to include the audited financial statements of Inside Network, Inc. for the period from January 9, 2009 (inception) to December 31, 2009 and for the fiscal year ended December 31, 2010, the unaudited financial statements for the three months ended March 31, 2010 and 2011, and the unaudited pro forma combined financial information of WebMediaBrands, which illustrates the effect of WebMediaBrands’s acquisition of Inside Network.  Except as set forth above, the Original Filing has not been amended, updated or otherwise modified.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

The financial statements of Inside Network, Inc. and the report of Rothstein, Kass and Company, P.C., the independent registered accounting firm relating to such financial statements, are attached hereto.

(b)	Pro forma financial information.

The unaudited pro forma condensed financial statements of the Registrant are attached hereto.  These unaudited pro forma condensed financial statements are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Registrant and Inside Network, Inc.

(d)	Exhibits

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith

10.55	Stock Purchase Agreement dated May 11, 2011, by and among WebMediaBrands Inc., certain Stockholders of Inside Network, Inc. and Justin L. Smith as Stockholder Representative.	Form 8-K	05/17/11	10.55

10.56	Form of Restricted Stock Purchase Agreement by and between WebMediaBrands Inc. and certain Stockholders of Inside Network, Inc.	Form 8-K	05/17/11	10.56

10.57	Employment Agreement dated May 11, 2011, by and between WebMediaBrands Inc. and Justin L. Smith.	Form 8-K	05/17/11	10.57

10.58	Nominating Agreement dated May 11, 2011, by and between WebMediaBrands Inc. and Justin L. Smith.	Form 8-K	05/17/11	10.58

10.59	Support Agreement dated May 11, 2011, by and between Justin L. Smith and Alan M. Meckler.	Form 8-K	05/17/11	10.59

99.1	Press Release, dated May 12, 2011, of WebMediaBrands Inc.	Form 8-K	05/17/11	99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBMEDIABRANDS CORPORATION

Date: July 22, 2011	By:	/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
INSIDE NETWORK, INC.

We have audited the accompanying balance sheets of Inside Network, Inc. (f/k/a Prophetic Media LLC) (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in member’s and stockholders’ equity and cash flows for the year then ended and the period from January 9, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year then ended and the period from January 9, 2009 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
July 22, 2011

Inside Network, Inc.
(f/k/a Prophetic Media LLC)
Balance Sheets
December 31, 2009 and 2010
(in thousands, except share amounts)

	December 31,
	2009	2010
ASSETS
Current assets:
Cash	$157	$439
Accounts receivable	20	26
Prepaid expenses	—	14
Income tax receivable	—	64
Total current assets	177	543
Other assets	—	4
Total assets	$177	$547

LIABILITIES, MEMBER’S EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued payroll and related expenses	$63	$—
Accrued expenses and other current liabilities	—	4
Deferred revenues	53	353
Total current liabilities	116	357
Commitments and contingencies (see note 6)
Member’s equity	61	—
Stockholders’ equity:
Common stock, $.00001 par value, 1,200,000 shares authorized, 1,055,000 shares issued and outstanding at December 31, 2010	—	—
Additional paid-in capital	—	30
Retained earnings	—	160
Total stockholders’ equity	—	190
Total liabilities, member’s equity and stockholders’ equity	$177	$547

See notes to financial statements.

Inside Network, Inc.
(f/k/a Prophetic Media LLC)
Statements of Operations
For the Period from January 9, 2009 (inception) to December 31, 2009 and for the Year Ended December 31, 2010
(in thousands)

	Period from January 9, 2009 (inception) to December 31, 2009	Year Ended December 31, 2010
Revenues	$527	$1,597
Cost of revenues	122	621
Advertising, promotion and selling	11	78
General and administrative	140	499
Total operating expenses	273	1,198
Operating income	254	399
Provision for income taxes	—	239
Net income	$254	$160

See notes to financial statements.

Inside Network, Inc.
(f/k/a Prophetic Media LLC)
Statements of Changes in Member’s and Stockholders’ Equity
For the Period from January 9, 2009 (inception) to December 31, 2009 and for the Year Ended December 31, 2010
(In thousands, except share amounts)

	Number of Shares Issued		Common Stock	Additional Paid-In Capital		Retained Earnings	Total Stockholders’ Equity	Member’s Equity
Balance at January 9, 2009 (inception)	—		$—	$—		$—	$—	$—
Distribution to member	—		—	—		—	—	(193)
Net income	—		—	—		—	—	254
Balance at December 31, 2009	—		—	—		—	—	61
Issuance of common shares	1,055,000	(1)	—	—		—	—	—
Stock-based compensation	—		—	62		—	62	—
Conversion of Prophetic Media, LLC to Inside Network, Inc.	—		—	—		61	61	(61)
Distribution to member as a result of reorganization	—		—	(32	)(2)	(61)	(93)	—
Net income	—		—	—		160	160	—
Balance at December 31, 2010	1,055,000		$—	$30		$160	$190	$—

(1)
The total value of common shares issued during the year ended December 31, 2010 was $100.00.  Included in the total common shares issued during the year ended December 31, 2010, are 110,000 restricted shares of common stock that were issued to employees as part of their compensation.  See note 5 for further discussion.

(2)
On January 1, 2010, Prophetic Media LLC, a single-member limited liability company, converted its business form to a corporation.   This reorganization resulted in a newly formed California corporation called Inside Network, Inc.  Net income of $254,000 for the period from inception to December 31, 2009 was reclassed to additional paid-in capital and was offset by $286,000 that related to Prophetic Media, LLC, which the sole member of the limited liability company retained between inception and early 2010.

See notes to financial statements.

Inside Network, Inc.
(f/k/a Prophetic Media LLC)
Statements of Cash Flows
For the Period from January 9, 2009 (inception) to December 31, 2009 and for the Year Ended December 31, 2010
(In thousands)

	Period from January 9, 2009 (inception) to December 31, 2009	Year Ended December 31, 2010
Cash flows from operating activities:
Net income	$254	$160
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	—	62
Changes in other operating assets and liabilities:
Accounts receivable	(20)	(6)
Prepaid expenses and other	—	(18)
Income taxes receivable	—	(64)
Accounts payable, accrued expenses and other liabilities	63	(59)
Deferred revenues	53	300
Net cash provided by operating activities	350	375

Cash flows from investing activities	—	—

Cash flows from financing activities:
Distribution to member	(193)	(93)
Net cash used in financing activities	(193)	(93)
Net increase in cash and cash equivalents	157	282
Cash and cash equivalents at beginning of year	—	157
Cash and cash equivalents at end of year	$157	$439
Supplemental disclosures of cash flows information:
Cash paid during the year for:
Income taxes	$—	$303

See notes to financial statements.

Inside Network, Inc.
(f/k/a Prophetic Media LLC)
Notes to Financial Statements
For the Period from January 9, 2009 (inception) to December 31, 2009 and for the Year Ended December 31, 2010

1.  THE COMPANY

Inside Network, Inc. (“Inside Network”) (f/k/a Prophetic Media, LLC)  is a research and media organization dedicated to providing original market research, critical analysis, data services and news on the Facebook platform, social gaming, and mobile applications ecosystems.

Prophetic Media, LLC was formed on January 9, 2009 as a single-member limited liability company and maintained that status through the year ended December 31, 2009.  On January 1, 2010, Prophetic Media LLC converted its business form to a corporation.   This reorganization resulted in a newly formed California corporation called Inside Network, Inc.  In addition, 945,000 shares of common stock were issued at a total value of $100.00 in conjunction with the reorganization.

2.  SIGNIFICANT ACCOUNTING POLICIES

Revenue recognition.  Inside Network generates its revenues from the following primary sources:

Paid subscription revenues. Paid subscription services relate to member subscriptions to online services, InsideVirtualGoods, FacebookMarketingBible, InsideFacebookGold, and AppData, which the Inside Network sells through insidenetwork.com. Inside Network recognizes revenue from subscriptions ratably over the subscription period.

Online advertising revenues.  Inside Network sells advertising sponsorships on its websites for a fixed price.  Inside Network recognizes advertising revenue ratably in the period in which the advertising is displayed.

Trade shows. Inside Network produces a trade show focused on developers of social applications and games, on the future of application and game growth and monetization on social platforms. Inside Network generates revenues from attendee registrations, the purchase of exhibition space by exhibitors who pay a fixed price per square foot of booth space, and advertiser and vendor sponsorships. Inside Network recognizes revenue from trade shows in the period in which the trade show is held.

Use of estimates in the financial statements.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in Inside Network’s financial statements. Actual results could differ from those estimates.

Cash and cash equivalents.  Inside Network considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash and cash equivalents.  At December 31, 2009 and 2010, Inside Network had no investments with maturities greater than three months.

Accounts receivable.  Accounts receivable consist of trade receivables recorded at original invoice amount. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest.  Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. If applicable, changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. Inside Network does not require collateral for trade receivables.

Financial instruments. The carrying amounts of financial instruments such as cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to their short-term maturities.

Income taxes.   From inception (January 9, 2009) through December 31, 2009, Inside Network was a single-member limited liability company. Accordingly, no provision or liability for income taxes is reflected in the accompanying financial statements. Instead, Inside Network’s sole member was liable for individual income taxes on Inside Network’s taxable income.  Effective with its conversion from a single-member limited liability company to a C Corporation, Inside Network was subject to both Federal and California income tax for the year ended December 31, 2010.

As of January 1, 2010, Inside Network complies with GAAP, which requires an asset and liability approach to financial reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Inside Network is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in Inside Network recording a tax liability that reduces ending retained earnings. Based on its analysis, Inside Network has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2009 and 2010.  Inside Network’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Inside Network recognizes interest and penalties related to unrecognized tax benefits, if applicable, in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period January 9, 2009 (inception) to December 31, 2009  and for the year ended December 31, 2010.

Inside Network files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally, Inside Network has been subject to income tax examinations by major taxing authorities since inception.

Inside Network may be subject to potential examination by U.S. federal or U.S. states in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal and U.S. state legal requirements. Inside Network’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

3.  DEFERRED REVENUES

Deferred revenues consist of the following (in thousands):

	December 31,
	2009	2010
Trade shows	$—	$177
Paid subscription services	38	120
Advertising	15	56
Total deferred revenues	$53	$353

4.  INCOME TAXES

The provision for income taxes consists of the following (in thousands):

	Period from January 9, 2009 (inception) to December 31, 2009	Year Ended December 31, 2010
Current tax provision
Federal	$—	$190
State	—	49
Total current tax provision	$—	$239

5.  STOCKHOLDERS’ EQUITY

Inside Network is authorized to issue up to 1,200,000 of common stock, $0.00001 par value.   On January 1, 2010, 945,000 shares of common stock were issued.  In addition, Inside Network issued 110,000 restricted shares of common stock, subject to vesting, to its employees during 2010.   The vesting of these restricted shares is over four years with 25% vesting after one year of issuance and monthly vesting of 1/36th of the remaining shares for the following three years.  Stock-based compensation of $62,000 was recorded for the year ended December 31, 2010.  As of December 31, 2010, there was $260,000 of total unrecognized compensation expense related to non-vested stock-based compensation.

6.  COMMITMENTS AND CONTINGENCIES

Inside Network currently has an operating lease for office space, which expires on December 31, 2011.  Inside Network recognizes rent expense on the straight-line basis. Minimum rental payments under such operating leases as of December 31, 2010 are $17,000.

7.  SUBSEQUENT EVENT

On May 11, 2011, WebMediaBrands Inc. (the “Company”), a Delaware corporation, entered into a stock purchase agreement with certain stockholders of Inside Network and Justin Smith as the Stockholder Representative, pursuant to which the Company purchased all of the outstanding shares of capital stock of Inside Network for an aggregate purchase price comprised of $7,500,000 in cash plus an aggregate of 4,183,130 newly issued shares of the Company’s common stock.

Of the 4,183,130 shares of the Company’s common stock issued as part of the purchase price for Inside Network’s capital stock, the Company issued an aggregate of 3,882,255 unregistered shares of the Company’s common stock to Eric Eldon and Justin Smith.  These shares are subject to registration rights that require the Company to file for registration of these shares with the Securities and Exchange Commission by August 9, 2011.  Additionally, the Stock Purchase Agreement includes representations, warranties and covenants and indemnification obligations customary for a transaction of this size and scope.  In connection with the indemnification obligations of Inside Network’s stockholders under the stock purchase agreement, a portion of the purchase price paid by the Company is subject to an escrow agreement.

Of the 4,183,130 shares of the Company’s common stock issued as part of the purchase price for Inside Network’s capital stock, 300,875 shares are subject to restricted stock purchase agreements by and between the Company and each of five Inside Network stockholders who are also employees of Inside Network.  The shares subject to the restricted stock purchase agreements were issued under the Company’s 2008 Stock Incentive Plan and are subject to vesting.  Each restricted stock purchase agreement includes customary representations, warranties and covenants and customary indemnification obligations.

Inside Network evaluated subsequent events through July 22, 2011, which is the date the financial statements were available to be issued.

Inside Network, Inc.
Balance Sheets
December 31, 2010 and March 31, 2011
(in thousands, except share amounts)

	December 31, 2010	March 31, 2011
ASSETS
Current assets:
Cash	$439	$653
Accounts receivable	26	55
Prepaid expenses	14	—
Income tax receivable	64	—
Total current assets	543	708
Other assets	4	4
Total assets	$547	$712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$4
Accrued payroll and related expenses	—	2
Accrued expenses and other current liabilities	4	120
Deferred revenues	353	156
Total current liabilities	357	282
Commitments and contingencies (see note 4)
Stockholders’ equity:
Common stock, $.00001 par value, 1,200,000 shares authorized, 1,055,000 shares issued and outstanding at December 31, 2010 and 1,057,500 shares issued and outstanding at March 31, 2011	—	—
Additional paid-in capital	30	50
Retained earnings	160	380
Total stockholders’ equity	190	430
Total liabilities and stockholders’ equity	$547	$712

See notes to unaudited interim financial statements.

Inside Network, Inc.
Unaudited Statements of Operations
For the Three Months Ended March 31, 2010 and 2011
(in thousands)

	Three Months Ended March 31,
	2010	2011
Revenues	$282	$773
Cost of revenues	74	281
Advertising, promotion and selling	15	36
General and administrative	60	55
Total operating expenses	149	372
Operating income	133	401
Provision for income taxes	69	181
Net income	$64	$220

See notes to unaudited interim financial statements.

Inside Network, Inc.
Unaudited Statements of Cash Flows
For the Three Months Ended March 31, 2010 and 2011
(In thousands)

	Three Months Ended March 31,
	2010	2011
Cash flows from operating activities:
Net income	$64	$220
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	—	20
Changes in other operating assets and liabilities:
Accounts receivable	(6)	(30)
Prepaid expenses and other	(21)	15
Accounts payable, accrued expenses and other liabilities	(56)	186
Deferred revenues	297	(197)
Net cash provided by operating activities	278	214

Cash flows from financing activities:
Distribution to member	(93)	—
Net cash used in financing activities	(93)	—
Net increase in cash and cash equivalents	185	214
Cash and cash equivalents at beginning of year	157	439
Cash and cash equivalents at end of year	$342	$653

See notes to unaudited interim financial statements.

Inside Network, Inc.
Notes to Unaudited Interim Financial Statements
For the Three Months Ended March 31, 2010 and 2011

1.  THE COMPANY

Inside Network, Inc. (“Inside Network”)  is a research and media organization dedicated to providing original market research, critical analysis, data services and news on the Facebook platform, social gaming, and mobile applications ecosystems.

2.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared from the books and records of Inside Network in accordance with accounting principles generally accepted in the United States of America and Rule 10-01 of Regulation SX promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed statements of operations for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for the full year or any future interim period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in this filing for the year ended December 31, 2010.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such condensed financial statements.

3.  DEFERRED REVENUES

Deferred revenues consist of the following (in thousands):

	December 31, 2010	March 31, 2011
Trade shows	$177	$—
Paid subscription services	120	136
Advertising	56	20
Total deferred revenues	$353	$156

4.  COMMITMENTS AND CONTINGENCIES

Inside Network currently has an operating lease for office space, which expires on December 31, 2011.  Inside Network recognizes rent expense on the straight-line basis. Minimum rental payments under such operating leases as of December 31, 2010 and March 31, 2011 are $17,000 and $13,000, respectively.

5.  STOCK-BASED COMPENSATION

During the three months ended March 31, 2010 and 2011, Inside Network issued 0 and 2,500 shares of restricted stock, respectively.   The vesting of restricted shares is over four years with 25% vesting after one year of issuance and monthly vesting of 1/36th of the remaining shares for the following three years.  Stock-based compensation of $0 and $20,000 was recorded for the three months ended March 31, 2010 and 2011, respectively.  As of March 31, 2011, there was approximately $240,000 of total unrecognized compensation expense related to non-vested stock-based compensation.

6.  INCOME TAXES

The provision for income taxes consists of the following (in thousands):

	Three Months Ended March 31,
	2010	2011
Current tax provision
Federal	$55	$143
State	14	38
Total current tax provision	$69	$181

7.  SUBSEQUENT EVENT

On May 11, 2011, WebMediaBrands Inc. (the “Company”), a Delaware corporation, entered into a stock purchase agreement with certain stockholders of Inside Network and Justin Smith as the Stockholder Representative, pursuant to which the Company purchased all of the outstanding shares of capital stock of Inside Network for an aggregate purchase price comprised of $7,500,000 in cash plus an aggregate of 4,183,130 newly issued shares of the Company’s common stock.

Of the 4,183,130 shares of the Company’s common stock issued as part of the purchase price for Inside Network’s capital stock, the Company issued an aggregate of 3,882,255 unregistered shares of the Company’s common stock to Eric Eldon and Justin Smith.  These shares are subject to registration rights that require the Company to file for registration of these shares with the Securities and Exchange Commission by August 9, 2011.  Additionally, the Stock Purchase Agreement includes representations, warranties and covenants and indemnification obligations customary for a transaction of this size and scope.  In connection with the indemnification obligations of Inside Network’s stockholders under the stock purchase agreement, a portion of the purchase price paid by the Company is subject to an escrow agreement.

Of the 4,183,130 shares of the Company’s common stock issued as part of the purchase price for Inside Network’s capital stock, 300,875 shares are subject to restricted stock purchase agreements by and between the Company and each of five Inside Network stockholders who are also employees of Inside Network.  The shares subject to the restricted stock purchase agreements were issued under the Company’s 2008 Stock Incentive Plan and are subject to vesting.  Each restricted stock purchase agreement includes customary representations, warranties and covenants and customary indemnification obligations.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited Pro Forma Combined Financial Information is based on the historical financial statements of WebMediaBrands and Inside Network, Inc. and has been prepared to illustrate the effect of WebMediaBrands’ acquisition of Inside Network, Inc. The unaudited Pro Forma Combined Financial Information has been prepared using the purchase method of accounting.

The unaudited Pro Forma Combined Balance Sheet as of March 31, 2011 gives effect to the acquisition of Inside Network, Inc. as if the acquisition had been consummated on March 31, 2011. The unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2010 and the three months ended March 31, 2011 gives effect to the acquisition of Inside Network, Inc. as if the acquisition had been consummated on January 1, 2010 and 2011, respectively.

The unaudited Pro Forma Combined Financial Information is based on certain assumptions and adjustments described in the notes to the unaudited Pro Forma Combined Financial Information included in this report and should be read in conjunction with the historical financial statements and accompanying disclosures contained in WebMediaBrands’s December 31, 2010 financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2010 and the historical financial statements of Inside Network, Inc. for the years ended December 31, 2009 and 2010, the three months ended March 31, 2010 and 2011 and notes thereto included in this report.

The unaudited Pro Forma Combined Financial Information does not reflect future events that may occur after the acquisition has been completed. As a result of the assumptions and estimates used to prepare this financial information and uncertainties about the performance of the combined company, the accompanying unaudited Pro Forma Combined Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict WebMediaBrands’s future financial condition or results of operations. The acquisition will be accounted for as a purchase. WebMediaBrands has not completed the final allocation of the purchase price to tangible and intangible assets of the acquisition.

WebMediaBrands Inc.

WebMediaBrands Inc.
Unaudited Pro Forma Combined Balance Sheet
March 31, 2011
(in thousands, except share amounts)

	WebMediaBrands (historical)	Inside Network (historical)	Pro Forma Adjustments		WebMediaBrands Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$11,100	653	(8,108)	(1)	$3,645
Accounts receivable	726	55	—		781
Income tax receivable	189	—	—		189
Prepaid expenses and other current assets	591	—	—		591
Total current assets	12,606	708	(8,108)		5,206
Property and equipment, net	672	—	—		672
Intangibles assets, net	1,814	—	—		1,814
Goodwill	10,189	—	13,113	(2)	23,302
Investments and other assets	1,338	4	—		1,342
Total assets	$26,619	$712	$5,005		$32,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$450	$4	$—		$454
Accrued payroll and related expenses	537	2	—		539
Accrued expenses and other current liabilities	1,411	120	—		1,531
Deferred revenues	1,384	156	—		1,540
Total current liabilities	3,782	282	—		4,064
Loan from related party	5,897	—	—		5,897
Deferred revenues	21	—	—		21
Deferred income taxes	418	—	—		418
Other long-term liabilities	58	—	—		58
Total liabilities	10,176	282	—		10,458
Stockholders’ equity
Common stock	381	—	42	(3)	423
Additional paid-in capital	281,217	50	5,343	(3)	286,610
(Accumulated deficit) retained earnings	(265,049)	380	(380)		(265,049)
Treasury stock, 65,000 shares at cost	(106)	—	—		(106)
Total stockholders’ equity	16,443	430	5,005		21,878
Total liabilities and stockholders’ equity	$26,619	$712	$5,005		$32,336

WebMediaBrands Inc.
Notes to Unaudited Pro Forma Combined Balance Sheet
March 31, 2011

The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

1.	Adjustment reflects the amount of $7.5 million of cash paid for the stock of Inside Network, Inc. along with cash of Inside Network that was retained by the selling stockholders.

2.
Adjustments reflect management’s preliminary allocation of the purchase price for Inside Network. WebMediaBrands has not yet started its appraisal to determine the allocation of the purchase price of Inside Network. WebMediaBrands is in the process of retaining a third party valuation firm to assist in valuing the assets acquired from Inside Network.

The following table summarizes the preliminary purchase price allocation of the Inside Network acquisition based upon WebMediaBrands’s current estimates. This allocation and the lives shown are preliminary and subject to change pending a final appraisal from a third party valuation firm (dollars in thousands):

	Amount	Lives
Accounts receivable	$55	N/A
Income tax receivable and other assets	4	N/A
Goodwill	13,113	Indefinite
Deferred revenues	156	N/A
Accounts payable and other current liabilities	126	N/A
Net assets acquired	$12,890

3.
Adjustment reflects the value of the 4,183,130 shares of WebMediaBrands’s common stock issued in the purchase transaction.  The shares were valued at $1.40 per share based on the closing price of WebMediaBrands’ stock at March 31, 2011.

WebMediaBrands Inc.
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2010
(in thousands, except per share amounts)

	WebMediaBrands (historical)	Inside Network (historical)	Pro Forma Adjustment		WebMediaBrands Pro Forma
Revenues	$8,987	$1,597	$—		$10,584
Operating expenses:
Cost of revenues	5,787	621	(59)	(4)	6,349
Advertising, promotion and selling	1,828	78	(3)	(4)	1,903
General and administrative	5,578	499	—		6,077
Depreciation	438	—	—		438
Amortization	191	—	—		191
Impairment	319	—	—		319
Total operating expenses	14,141	1,198	(62)		15,277
Operating income (loss)	(5,154)	399	62		(4,693)
Interest expense	(808)	—	—		(808)
Interest income	244	—	(13)	(1)	231
Other loss, net	(73)	—	—		(73)
Income (loss) from continuing operations before income taxes	(5,791)	399	49		(5,343)
(Benefit) provision for income taxes	(749)	239	(239)	(2)	(749)
Income (loss) from continuing operations	(5,042)	160	288		(4,594)
Income from discontinued operations, net of tax	6	—	—		6
Gain on sale of discontinued operations	2,016	—	—		2,016
Net income (loss)	$(3,020)	$160	$288		$(2,572)
Income (loss) per share:
Basic
Loss from continuing operations	$(0.13)				$(0.11)
Income from discontinued operations	0.05				0.05
Net loss	$(0.08)				$(0.06)
Diluted
Loss from continuing operations	$(0.13)				$(0.11)
Income from discontinued operations	0.05				0.05
Net loss	$(0.08)				$(0.06)
Weighted average shares used in computing income (loss) per share:
Basic	37,518		4,183	(3)	41,701
Diluted	37,518		4,183	(3)	41,701

See notes to the unaudited pro forma combined statement of operations.

WebMediaBrands Inc.
 Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended March 31, 2011
(in thousands, except per share amounts)

	WebMediaBrands (historical)	Inside Network (historical)	Pro Forma Adjustment		WebMediaBrands Pro Forma
Revenues	$2,246	$773	$—		$3,019
Operating expenses:
Cost of Revenues	1,448	281	(19)	(4)	1,710
Advertising, promotion and selling	432	36	(1)	(4)	467
General and administrative	1,355	55	—		1,410
Depreciation	84	—	—		84
Amortization	118	—	—		118
Total operating expenses	3,437	372	(20)		3,789
Operating income (loss)	(1,191)	401	20		(770)
Interest expense	(179)	—	—		(179)
Interest income	35	—	(3)	(1)	32
Other loss, net	(4)	—	—		(4)
Income (loss) from continuing operations before income taxes	(1,339)	401	17		(921)
(Benefit) provision for income taxes	10	181	(181)	(2)	10
Net income (loss)	$(1,349)	$220	$198		$(931)
Loss per share:
Basic and diluted loss per share	$(0.04)				$(0.02)
Weighted average shares used in computing loss per share	37,977		4,183	(3)	42,160

See notes to the unaudited pro forma combined statement of operations.

WebMediaBrands Inc.
 Notes to Unaudited Pro Forma Combined Statements of Operations
For the Year Ended December 31, 2010 and the Three Months Ended March 31, 2011
(in thousands, except per share amounts)

The unaudited pro forma combined statement of operations gives effect to the following unaudited pro forma adjustments:

1.	Adjustment reflects the reduction in interest income related to the cash expended in the purchase transaction.

2.
Adjustment reflects the decrease for federal and state income tax expense. There are no federal or state income taxes due to WebMediaBrands’s ability to offset any taxable income during the periods presented with its net operating loss carry forwards.

3.	Adjustment reflects the 4,183,130 shares of WebMediaBrands’s common stock issued in the purchase transaction.

4.	Adjustment reflects a decrease in stock-based compensation related to the restricted shares of common stock that were granted to employees of Inside Network.